                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential for Use of the Commission
                                               Only (as permitted by Rule 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (sec.) 240.14a-12

                              EDISON SCHOOLS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             [EDISON SCHOOLS LOGO]

                                                                October 26, 2000

Dear Edison Schools Shareholder:

     You are cordially invited to attend the Company's 2000 Annual Meeting of Shareholders. This will be held at The Harvard Club, 27 West 44th Street, New York, New York, on Thursday, November 30, 2000, beginning at 10:00 a.m., local time. This will be the Company's first Annual Meeting of Shareholders since our initial public offering in November 1999.

     The enclosed proxy statement describes the matters that will be presented at the meeting: (1) the election of eleven directors for next year, (2) the approval of (i) an amendment to our 1999 Stock Incentive Plan to increase the number of shares of Class A Common Stock authorized for issuance under the Plan and (ii) the continuance of the 1999 Stock Incentive Plan, as amended, and (3) the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year.

     Whether or not you attend the annual meeting, it is important that your shares be represented and voted. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, signing the proxy will not prevent you from voting your stock as you wish, as the proxy is revocable at your option.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/   H. CHRISTOPHER WHITTLE
                                          --------------------------------------
                                                  H. Christopher Whittle
                                          President and Chief Executive Officer

                              EDISON SCHOOLS INC.
                          521 FIFTH AVENUE, 15TH FLOOR
                               NEW YORK, NY 10175

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 30, 2000

     The Annual Meeting of Stockholders of Edison Schools Inc. (the "Company") will be held at The Harvard Club, 27 West 44th Street, New York, New York, on Thursday, November 30, 2000 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect eleven directors for the ensuing year.

     2. To approve (i) an amendment to the Company's 1999 Stock Incentive Plan to increase the total number of shares of Class A Common Stock authorized for issuance thereunder from 2,500,000 shares to 4,500,000 shares, and (ii) the continuance of the 1999 Stock Incentive Plan, as amended.

     3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

     Holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on October 16, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 521 Fifth Avenue, 15th floor, New York, NY 10175 and will be available at the Annual Meeting.

     A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 2000, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/      LAURA K. ESHBAUGH
                                          --------------------------------------
                                                    Laura K. Eshbaugh
                                          Executive Vice President and Secretary

New York, NY
October 26, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                              EDISON SCHOOLS INC.
                          521 FIFTH AVENUE, 15TH FLOOR
                               NEW YORK, NY 10175

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 30, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Edison Schools Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, November 30, 2000 and at any adjournment thereof (the "Annual Meeting"). All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

     On October 16, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 43,953,599 shares of Class A Common Stock of the Company, par value $.01 per share ("Class A Common Stock"), and an aggregate of 3,348,608 shares of Class B Common Stock of the Company, par value $.01 per share ("Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of Class B Common Stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting, other than the election of directors. Therefore, on each of the matters to be voted on at the Annual Meeting, other than the election of directors, the holders of Class A Common Stock will have an aggregate of 43,953,599 votes and the holders of Class B Common Stock will have an aggregate of 33,486,080 votes. Holders of Class A Common Stock will be entitled, as a separate class, to elect seven of the eleven members of the Board of Directors (the "Class A Directors") and the holders of Class B Common Stock will be entitled, as a separate class, to elect the remaining four directors (the "Class B Directors"). Holders of both Class A Common Stock and Class B Common Stock have cumulative voting rights in the election of their respective directors. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all other matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

     Cumulative voting means that a stockholder may, in the election of directors, cast a total number of votes equal to the number of directors to be elected multiplied by the number of shares held by the stockholder. The stockholder may cumulate these votes and cast them all for one candidate or may allocate them among candidates as the stockholder sees fit. For example, a stockholder holding 100 shares of Class A Common Stock will be entitled at the Annual Meeting to cast a total of 700 votes in the election of Class A Directors. This stockholder could cast these votes in any combination, including all 700 votes for one nominee or 100 votes for each of the seven nominees. Cumulative voting is intended to provide holders of smaller blocks of stock with more meaningful influence in the election of directors than they would have without cumulative voting.

     Please note that, if they act together, the holders of Class B Common Stock will be able to control the outcome of matters that properly come before the Company's stockholders for approval at the Annual Meeting.

     The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report on Form 10-K for the year ended June 30, 2000 are first being sent or given to stockholders on or about October 26, 2000. The Company will, upon written request of any stockholder and the payment of an appropriate processing fee, furnish copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to the Company, attention of Laura K. Eshbaugh, Executive Vice President and Secretary, First Tennessee Plaza, 800 South Gay Street, Suite 1230, Knoxville, TN 37929.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 16, 2000 by (i) each person who owns beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director and nominee for director of the Company, (iii) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were serving as executive officers on June 30, 2000 (the "Named Executive Officers") and (iv) by all executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

     Except as set forth herein, the business address of the named beneficial owner is c/o Edison Schools Inc., 521 Fifth Avenue, 15th Floor, New York, NY 10175.

                                                                             PERCENTAGE OF SHARES
                                           SHARES BENEFICIALLY OWNED          BENEFICIALLY OWNED
                                        -------------------------------  ----------------------------
                                         CLASS A    CLASS B     TOTAL    CLASS A   CLASS B    TOTAL
                                         COMMON     COMMON     COMMON    COMMON    COMMON     COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER      STOCK      STOCK    STOCK(1)    STOCK     STOCK    STOCK(1)
------------------------------------    ---------  ---------  ---------  -------   -------   --------
D2F2 Foundation(2)....................  1,098,750    188,750  1,287,500    2.4%      5.3%       2.7%
  268 Bush Street, PMB No. 4209
  San Francisco, CA 94104
Entities Associated with the Sprout
Group(3)..............................  3,125,532    458,396  3,583,928    7.1      13.7        7.6
  277 Park Avenue
  New York, NY 10172
Investor Investments AB(4)............  2,817,536    313,066  3,130,602    6.4       9.3        6.6
  320 Park Avenue
  New York, NY 10022
J.P. Morgan Investment
Corporation(5)........................  2,560,701    284,531  2,845,232    5.8       8.5        6.0
  60 Wall Street
  New York, NY 10260
J.W. Childs Investments, L.L.C. ......  2,715,599    301,737  3,244,818    6.2       9.0        6.4
  1 Federal Street
  Boston, MA 02110
WSI Inc.(6)...........................  3,291,431    518,395  3,809,826    7.3      15.1        7.9
  800 South Gay St.
  Knoxville, TN 37929
Vulcan Ventures Incorporated..........  2,195,123    243,904  2,439,027    5.0       7.3        5.2
  110 110th Avenue N.E.
  Bellevue, WA 98004
Benno C. Schmidt, Jr.(7)..............  1,055,930    114,144  1,170,074    2.4       3.3        2.4
H. Christopher Whittle(8).............  4,234,069  1,281,423  5,515,492    9.3      36.2       11.2
John E. Chubb(9)......................    142,369     18,041    160,410      *         *          *
Christopher D. Cerf(10)...............    219,149     24,284    243,433      *         *          *
James L. Starr(11)....................    118,307     13,145    131,452      *         *          *
Laura K. Eshbaugh(12).................    117,188     10,722    127,910      *         *          *
Virginia G. Bonker(13)................    466,667     51,854    518,521    1.1       1.5        1.1
John W. Childs(14)....................  3,229,232    358,809  3,588,041    7.3      10.7        7.6
Joan Ganz Cooney......................         --         --         --     --        --         --
Ramon C. Cortines.....................         --         --         --     --        --         --
Charles J. Delaney(15)................  1,753,700    177,199  1,930,899    4.0%      5.3%       4.1%
Robert Finzi(16)......................  3,144,336    458,396  3,602,732    7.1      13.7        7.6
Reverend Floyd H. Flake(17)...........     13,100        483     13,583      *         *          *

                                                                             PERCENTAGE OF SHARES
                                           SHARES BENEFICIALLY OWNED          BENEFICIALLY OWNED
                                        -------------------------------  ----------------------------
                                         CLASS A    CLASS B     TOTAL    CLASS A   CLASS B    TOTAL
                                         COMMON     COMMON     COMMON    COMMON    COMMON     COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER      STOCK      STOCK    STOCK(1)    STOCK     STOCK    STOCK(1)
------------------------------------    ---------  ---------  ---------  -------   -------   --------
John B. Fullerton(18).................  2,560,701    284,531  2,845,232    5.8       8.5        6.0
Janet A. Hickey(19)...................  3,138,645    458,396  3,597,041    7.1      13.7        7.6
Klas Hillstrom(20)....................  2,817,536    313,066  3,130,602    6.4       9.3        6.6
Jeffrey T. Leeds(21)..................    204,658         86    204,744      *        --          *
Jonathan Newcomb......................         --         --         --     --        --         --
William F. Weld(22)...................      1,913        213      2,126      *         *          *
All executive officers, directors and
nominees for director, as a group (25
persons)(23)..........................  20,270,561 3,133,161  23,403,722  42.8      84.1       45.8

---------------
 *  Less than 1%.

 1. Assumes all shares of Class B Common Stock were converted into Class A Common Stock.

 2. Consists of 1,098,750 shares of Class A Common Stock and 188,750 shares of Class B Common Stock issuable upon exercise of a warrant that will be exercisable within 60 days of October 16, 2000.

 3. Consists of 160,820 shares of Class A Common Stock and 23,587 shares of Class B Common Stock held of record by DLJ Capital Corporation, 1,013,683 shares of Class A Common Stock and 148,669 shares of Class B Common Stock held of record by Sprout Capital VI, L.P., 1,929,055 shares of Class A Common Stock and 282,917 shares of Class B Common Stock held of record by Sprout Capital VII, L.P., and 21,974 shares of Class A Common Stock and 3,223 shares of Class B Common Stock held of record by Sprout CEO Fund, L.P. Of these shares, 2,132,372 shares of Class A Common Stock and 281,206 shares of Class B Common Stock are subject to a voting trust agreement and are held and voted by an independent third party as voting trustee.

 4. Includes 86,794 shares of Class A Common Stock and 9,646 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000.

 5. Includes 161,478 shares of Class A Common Stock and 17,944 shares of Class B Common Stock held of record by Sixty Wall Street SBIC Fund, L.P., 82,636 shares of Class A Common Stock and 9,184 shares of Class B Common Stock issuable upon exercise of options held of record by J.P. Morgan Investment Corporation that will be exercisable within 60 days of October 16, 2000 and 4,160 shares of Class A Common Stock and 464 shares of Class B Common Stock issuable upon exercise of options held of record by Sixty Wall Street, SBIC Fund, L.P. that will be exercisable within 60 days of October 16, 2000. Does not include 1,479,664 shares of Class A Common Stock and 976,302 shares of Class B Common Stock and 1,716,029 shares of Class A Common Stock and 189,745 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000 pledged to Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Investment Corporation, by H. Christopher Whittle and WSI Inc., of which 117,500 shares of Class A Common Stock are subject to an option held by Morgan Guaranty Trust Company of New York. See Footnote 8.

 6. Includes 1,462,501 shares of Class A Common Stock and 162,501 shares of Class B Common Stock held of record by WPA Investment L.P., 337,500 shares of Class A Common Stock and 37,500 shares of Class B Common Stock held of record by Whittle Leeds Education Company LLC and 832,596 shares of Class A Common Stock and 92,512 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000.

 7. Includes 6,165 shares of Class A Common Stock and 685 shares of Class B Common Stock held of record by Christina W. Schmidt. Mr. Schmidt disclaims beneficial ownership of all such shares of common stock. Also includes 685,157 shares of Class A Common Stock and 74,356 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000.

 8. Includes 658,834 shares of Class A Common Stock and 225,882 shares of Class B Common Stock held of record by WSI Inc., 1,462,501 shares of Class A Common Stock and 162,501 shares of Class B Common

    Stock held of record by WPA Investment L.P., 337,500 shares of Class A Common Stock and 37,500 shares of Class B Common Stock held of record by Whittle Leeds Education Company LLC, 883,433 shares of Class A Common Stock and 97,233 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000, and 832,596 shares of Class A Common Stock and 92,512 shares of Class B Common Stock issuable upon exercise of options held of record by WSI Inc. that will be exercisable within 60 days of October 16, 2000. H. Christopher Whittle and WSI Inc. have pledged all of their shares of Class A Common Stock and Class B Common Stock, including all options to acquire Class A Common Stock and Class B Common Stock, to Morgan Guaranty Company of New York to secure personal obligations of Mr. Whittle. Of WSI's shares pledged to Morgan Guaranty Trust Company of New York, 117,500 shares of Class A Common Stock are also subject to an option held by Morgan Guaranty Trust Company of New York.

 9. Consists of 142,369 shares of Class A Common Stock and 18,041 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000.

10. Consists of 218,549 shares of Class A Common Stock and 24,284 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000, and 600 shares of Class A Common Stock held by a trust for the benefit of Mr. Cerf's children.

11. Consists of 118,307 shares of Class A Common Stock and 13,145 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000.

12. Includes 96,499 shares of Class A Common Stock and 10,722 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000. Ms. Eshbaugh is not standing for re-election to the Board of Directors.

13. Consists of 466,667 shares of Class A Common Stock and 51,854 shares of Class B Common Stock held of record by Blue Rock Capital, L.P. Ms. Bonker is not standing for re-election to the Board of Directors.

14. Includes 2,715,599 shares of Class A Common Stock and 301,737 shares of Class B Common Stock held of record by J.W. Childs Investments, L.L.C.

15. Consists of 1,753,700 shares of Class A Common Stock and 177,199 shares of Class B Common Stock held of record by UBS Capital L.L.C.

16. Includes 160,820 shares of Class A Common Stock and 23,587 shares of Class B Common Stock held of record by DLJ Capital Corporation, 1,013,683 shares of Class A Common Stock and 148,669 shares of Class B Common Stock held of record by Sprout Capital VI, L.P., 1,929,055 shares of Class A Common Stock and 282,917 shares of Class B Common Stock held of record by Sprout Capital VII, L.P., and 21,974 shares of Class A Common Stock and 3,223 shares of Class B Common Stock held of record by Sprout CEO Fund, L.P. Mr. Finzi is not standing for re-election to the Board of Directors.

17. Consists of 13,100 shares of Class A Common Stock and 483 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000.

18. Consists of 2,312,427 shares of Class A Common Stock and 256,939 shares of Class B Common Stock held of record by J.P. Morgan Investment Corporation, 161,478 shares of Class A Common Stock and 17,944 shares of Class B Common Stock held of record by Sixty Wall Street SBIC Fund, L.P., 82,636 shares of Class A Common Stock and 9,184 shares of Class B Common Stock issuable upon exercise of options held of record by J.P. Morgan Investment Corporation that will be exercisable within 60 days of June 30, 2000 and 4,160 shares of Class A Common Stock and 464 shares of Class B Common Stock issuable upon exercise of options held of record by Sixty Wall Street SBIC Fund, L.P. that will be exercisable within 60 days of June 30, 2000. Does not include 1,479,664 shares of Class A Common Stock and 976,302 shares of Class B Common Stock and 1,716,029 shares of Class A Common Stock and 189,745 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of June 30, 2000 pledged to Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Investment Corporation, by
    H. Christopher Whittle and WSI Inc, of which 117,500 shares of Class A Common Stock are subject to an option held by Morgan Guaranty Trust Company of New York. Mr. Fullerton is not standing for re-election to the Board of Directors.

19. Includes 160,820 shares of Class A Common Stock and 23,587 shares of Class B Common Stock held of record by DLJ Capital Corporation, 1,013,683 shares of Class A Common Stock and 148,669 shares of Class B Common Stock held of record by Sprout Capital VI, L.P., 1,929,055 shares of Class A Common Stock and 282,917 shares of Class B Common Stock held of record by Sprout Capital VII, L.P., and 21,974 shares of Class A Common Stock and 3,223 shares of Class B Common Stock held of record by Sprout CEO Fund, L.P. Ms. Hickey is not standing for re-election to the Board of Directors.

20. Consists of 2,730,742 shares of Class A Common Stock and 303,420 shares of Class B Common Stock held of record by Investor Investments AB and 86,794 shares of Class A Common Stock and 9,646 shares of Class B Common Stock issuable upon exercise of options held of record by Investor Investments AB that will be exercisable within 60 days of October 16, 2000. Mr. Hillstrom is not standing for re-election to the Board of Directors.

21. Includes 87,500 shares of Class A Common Stock and 86 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000.

22. Consists of 1,913 shares of Class A Common Stock and 213 shares of Class B Common Stock issuable upon exercise of options that will be exercisable within 60 days of October 16, 2000.

23. Includes an aggregate of 198,791 shares of Class A Common Stock and 26,765 shares of Class B Common Stock issuable upon exercise of options exercisable within 60 days of October 16, 2000. Also includes other shares described in footnotes 7 through 22 above.

VOTES REQUIRED

     The holders of a majority of the voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting, except that (i) the holders of a majority of the voting power of the Class A Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the election of the Class A Directors and (ii) the holders of a majority of the voting power of the Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the election of the Class B Directors. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of Class A Common Stock voting on the matter is required for the election of the Class A Directors. The affirmative vote of the holders of a plurality of the votes cast by the holders of Class B Common Stock voting on the matter is required for the election of the Class B Directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required (i) to approve an amendment to the Company's 1999 Stock Incentive Plan (the "1999 Plan") and the continuance of the 1999 Plan, as amended, and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year.

     Please note that the persons named in the enclosed proxy will have discretionary authority to cumulate and distribute votes among the nominees with respect to which authority was not withheld or, if the proxy either was not marked or was marked for all nominees, among all nominees. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Following the Annual Meeting, the Company's Board of Directors will consist of 11 directors, seven of which will be elected by the holders of Class A Common Stock and the remaining four of which will be elected by the holders of Class B Common Stock.

     The persons named in the enclosed proxy will vote to elect, as Class A Directors, Christopher D. Cerf, Joan Ganz Cooney, Ramon C. Cortines, Reverend Floyd H. Flake, Jonathan Newcomb, Benno C. Schmidt, Jr. and William F. Weld, and will vote to elect, as Class B Directors, John W. Childs, Charles J. Delaney, Jeffrey T. Leeds and H. Christopher Whittle, unless authority to vote for any or all of the nominees is withheld by marking the proxy to that effect. Virginia G. Bonker, Laura K. Eshbaugh, Robert Finzi, John B. Fullerton, Janet A. Hickey and Klas Hillstrom, current directors of the Company, are not standing for re-election.

     Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. Each director will be elected to hold office until the next annual meeting of stockholders (subject to the election and qualification of his or her successor and to his or her earlier death, resignation, or removal).

     For each nominee for election as a director, there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he or she serves as a director and his or her age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director and nominee for director, directly or indirectly, as of October 16, 2000 appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

NOMINEES FOR ELECTION AS CLASS A DIRECTORS

     CHRISTOPHER D. CERF is 45 years old and has served as the Company's Chief Operating Officer since May 1999. He also served as the Company's General Counsel from June 1997 to April 2000. Prior to joining the Company, he was a partner in the law firm of Wiley, Rein and Fielding from May 1996 to May 1997. Between 1994 and May 1996, he served in the White House as Associate Counsel to the President. Mr. Cerf is also a former high school history teacher.

     JOAN GANZ COONEY is 70 years old and is the Chairman, Executive Committee, of the Children's Television Workshop. Ms. Cooney co-founded the Children's Television Workshop as its Executive Director in 1968 and was named its President-CEO in 1970 and Chairman-CEO in 1988. She assumed her present responsibilities in 1990. Mrs. Cooney is on the Boards of Directors of Johnson & Johnson, the Metropolitan Life Insurance Company, the Museum of Television and Radio and The New York and Presbyterian Hospitals, Inc., as well as a Trustee of the National Child Labor Committee.

     RAMON C. CORTINES is 68 years old and has served as a director since July 2000. Mr. Cortines earlier served on the Company's Board of Directors from October 1999 to November 1999, when he resigned to become the Interim Superintendent of the Los Angeles Unified School District, a position he held from November 1999 to June 2000. He has served as Director of the Pew Network for Standard Space Reform at Stanford University from July 1996 to March 1997 and a senior advisor to the Secretary of Education of the U.S. Department of Education from November 1995 to December 1999. From February 1999 to June 1999, Mr. Cortines was a lecturer on education with Harvard University. From January 1998 to October 1998, he served as the Interim Director of the Annenberg Institute at Brown University. Mr. Cortines served as the Acting Assistant Secretary for Educational Research and School Improvement at the U.S. Department of Education from March 1997 to August 1997. From November 1993 to October 1995, he served as the Chancellor of the New York City Public Schools. Mr. Cortines serves on the Board of Directors of Scholastic Corporation.

     REVEREND FLOYD H. FLAKE is 55 years old and has served as President of Edison Charter Schools since May 2000. He has also served as the senior pastor of the Allen African Methodist Episcopal Church in Jamaica, Queens since 1976. Reverend Flake has served as a Senior Fellow at the Manhattan Institute for Social and Economic Policy since January 1998 and a columnist for the New York Post since January 1998. Reverend Flake has been a member of the Board of Directors of the Fannie Mae Foundation since January 1998 and an Adjunct Fellow on the Advisory Board of the Brookings Institution Center on Urban and Metropolitan Policy since February 1998. From January 1986 to December 1997, Reverend Flake served as a member of the United States House of Representatives, representing the 6th district of New York.

     JONATHAN NEWCOMB is 54 years old and has served as the Chief Executive Officer and Chairman of the Board of Directors of Simon & Schuster, Inc., a publishing company, since 1988.

     BENNO C. SCHMIDT, JR. is 58 years old and has served as the Company's Chairman of the Board of Directors since March 1997. He also served as the Company's Chief Executive Officer from 1992 to June 1998, the Company's President from 1992 to February 1997 and the Company's Chief Education Officer from July 1998 through April 1999. Mr. Schmidt served as President of Yale University from 1986 to 1992. He also served as Dean of the Columbia University School of Law from 1984 to 1986.

     WILLIAM F. WELD is 55 years old and has served as director since October 1999. He has been a partner with the law firm of McDermott, Will & Emery since November 1997. From January 1991 to July 1997, Mr. Weld served as the Governor of the Commonwealth of Massachusetts. Mr. Weld serves on the Boards of Directors of Affiliated Managers Group, Inc., IDT Corporation and Ross University.

NOMINEES FOR ELECTION AS CLASS B DIRECTORS

     JOHN W. CHILDS is 59 years old and has served as a director since November 1996. He has served as President of J.W. Childs Associates L.P., a private investment firm, since June 1995. Mr. Childs was previously a Senior Managing Director at Thomas H. Lee Co., a private investment firm, from 1987 to June 1995.

     CHARLES J. DELANEY is 41 years old and has served as a director since July 1999. Mr. Delaney is President of UBS Capital Americas, which is the manager for two funds established by UBS AG to make private equity investments in the U.S. and Latin America. Mr. Delaney served as President of UBS Capital LLC from May 1989 to December 1999. UBS Capital Americas and UBS Capital LLC are affiliated with UBS AG. Mr. Delaney serves on the Boards of Directors for Aurora Foods, Inc., AuduroNet.com and AMS Holdings Corp.

     JEFFREY T. LEEDS is 44 years old and has served as a director since November 1996. He has been a principal of Leeds Equity Management L.L.C., a private investment firm, since November 1999. He has also been a principal of Advance Capital Management L.L.C., a private investment firm, since October 1995, and has served as President of Leeds Group Inc., an investment banking firm, since January 1993. Mr. Leeds serves on the Boards of Directors of Elsinore Corporation, TransAct Technologies, Inc. and Argosy Education Group Inc.

     H. CHRISTOPHER WHITTLE, the Company's founder, is 53 years old and has served as President since March 1997 and as Chief Executive Officer since July 1998. He has served as a director since 1992 and also served as the Company's Chairman of the Board of Directors from 1992 until March 1995. He is the President and sole stockholder of WSI Inc. WSI Inc. is a corporation wholly owned by Mr. Whittle whose current primary purpose is to hold Mr. Whittle's personal investments. From 1986 to 1994, Mr. Whittle was Chairman and Chief Executive Officer of Whittle Communications L.P., which developed magazines and other print publications as well as Channel One, an advertising-supported daily news and information television program for schools. Before that, Mr. Whittle was the founder of 13-30 Corporation, the predecessor of Whittle Communications L.P., and served as the publisher of Esquire magazine from 1979 to 1986.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met 10 times (including by teleconference) during fiscal 2000. Other than Mr. Cortines, each director attended at least 75% of the meetings of the Board of Directors and of committees on which he or she then served.

     The Board of Directors has a Compensation Committee, currently composed of Messrs. Childs, Finzi and Leeds, which reviews and approves executive salaries, bonuses, and benefits and administers stock plans. In addition, the Compensation Committee consults with the Company's management regarding benefit plans and compensation policies and practices. The Compensation Committee met seven times during fiscal 2000.

     The Board of Directors also has a Finance and Audit Committee, currently composed of Ms. Bonker, Ms. Eshbaugh, Mr. Fullerton, Ms. Hickey and Mr. Hillstrom, which reviews the professional services provided by the Company's independent accountants, the independence of such accountants from the Company's management, the Company's annual financial statements and its system of internal accounting controls. The Finance and Audit Committee also reviews such other matters with respect to the Company's accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention and approves entering into new school contracts which are outside certain Board-established criteria. The Finance and Audit Committee met seven times during fiscal 2000.

     On June 20, 2000, an ad hoc committee comprised of Messrs. Whittle, Delaney and Weld was formed to recommend to the Board of Directors the director nominees for the coming year. In the future, stockholders wishing to propose director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing information specified in the Company's Bylaws, including the candidate's name, address and principal occupation. The Company's Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination to the Secretary of the Company not less than 60 days nor more than 90 days prior to the stockholders' meeting; provided that, in the event less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, the notice from the stockholder must have been mailed or delivered to the Secretary not later than the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder will only be entitled to nominate candidates for election as Class A Directors or Class B Directors if the stockholder holds shares of Class A Common Stock or Class B Common Stock, respectively.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. Stock options and other equity awards to the Company's non-employee directors may be granted from time to time pursuant to the 1999 Plan. Other equity awards could include stock appreciation rights, which represent the right to receive any excess in value of the shares of Class A Common Stock over the exercise price; restricted stock awards, which entitle recipients to acquire shares of Class A Common Stock, subject to the Company's right to repurchase all or part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied; and unrestricted stock awards, which represent grants of shares of Class A Common Stock to participants free of any restrictions under this plan. There has not yet been a determination of the amount and timing of such grants or awards. No director who is an employee of the Company receives separate compensation for services rendered as a director.

     Mr. Cortines was granted an option to acquire 5,000 shares of Class A Common Stock during fiscal 2000 for his services on the Company's Advisory Board. Such option terminated upon the resignation of Mr. Cortines from the Advisory Board in November 1999.

COMPENSATION OF EXECUTIVE OFFICERS

     The table below sets forth, for the years ended June 30, 1999 and 2000, the total compensation earned by each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Company's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                              ANNUAL COMPENSATION       SHARES
                                              -------------------     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY      BONUS      OPTIONS(1)     COMPENSATION
---------------------------           ----    --------    -------    ------------    ------------
H. Christopher Whittle..............  1999    $296,636    $    --      500,000         $ 2,762(2)
  President and Chief                 2000     309,545         --      100,000         $ 3,377(2)
  Executive Officer
Benno C. Schmidt, Jr.(3)............  1999     296,636         --           --          14,760(4)
  Chairman of the Board of            2000     309,545         --      291,500          14,760(4)
  Directors
Christopher D. Cerf.................  1999     225,631     50,000      338,000             500(4)
  Chief Operative Officer             2000     247,804     50,000(5)        --           1,085(4)
James L. Starr......................  1999     225,000     40,000       37,500          13,000(6)
  Chief Financial Officer and         2000     244,350     40,000(5)        --          13,000(6)
  Executive Vice President
John E. Chubb.......................  1999     225,000     40,000           --             500(4)
  Chief Education Officer and         2000     233,532     40,000(5)   120,000             500(4)
  Executive Vice President

---------------
(1) Represents the number of shares covered by options to purchase shares of Common Stock granted during the respective years. The Company has never granted any stock appreciation rights.

(2) Represents fees paid to WSI Inc. pursuant to its management agreement with the Company. Mr. Whittle is the President and sole stockholder of WSI Inc. For more information on the management agreement, see "Certain Transactions -- Management Agreement with WSI Inc."

(3) Mr. Schmidt's compensation does not include accrued interest relating to loans to Mr. Schmidt from the Company . For more information on these loans, see "Certain Transactions -- Loans to Executives." This interest is not due until the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with the Company.

(4) Represents 401(k) matching contributions and/or life insurance premiums paid on behalf of the executive.

(5) Estimate.

(6) Represents a payment of $12,500 made pursuant to a relocation arrangement and 401(k) matching contributions.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options during the year ended June 30, 2000 to the Named Executive Officers. All of these options were granted at or above fair market value as determined by the Board of Directors on the date of grant. The Company granted no stock appreciation rights during the year ended June 30, 2000.

                                               INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                            --------------------------------------------------------        VALUE AT ASSUMED
                            NUMBER OF     PERCENT OF                                     ANNUAL RATES OF STOCK
                              SHARES     TOTAL OPTIONS                                     PRICE APPRECIATION
                            UNDERLYING    GRANTED TO                                       FOR OPTION TERM(3)
                             OPTIONS     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   --------------------------
NAME                        GRANTED(1)    FISCAL YEAR     PER SHARE(2)       DATE           5%            10%
----                        ----------   -------------   --------------   ----------   ------------   -----------
H. Christopher Whittle....   100,000          4.6%           $20.75         6/2010      $3,379,956    $ 5,382,016
Benno C. Schmidt, Jr. ....   291,500         13.3             20.75         6/2010       9,852,573     15,688,575
Christopher D. Cerf.......        --           --                --             --              --             --
James L. Starr............        --           --                --             --              --             --
John E. Chubb.............   120,000          5.5             20.75         6/2010       4,055,948      6,458,419

---------------
(1) All of the securities indicated as underlying options granted were shares of Class A Common Stock.

(2) These options were granted with an exercise price equal to the fair market value of the Class A Common Stock on the date of grant as determined by the Company's Board of Directors.

(3) The 5% and 10% assumed annual rates of compound stock price appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future trading prices of the Class A Common Stock. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Actual gains, if any, on stock option exercises are dependent on numerous factors, including the Company's future performance, overall market conditions and the option holder's continued employment with the Company throughout the entire vesting period and the option term, which factors are not reflected in this table. The potential realizable value is calculated by multiplying the fair market value per share of the Class A Common Stock on the date of grant as determined by the Board of Directors, which is equal to the exercise price per share, by the stated annual appreciation rate compounded annually for the option term, subtracting the exercise price per share from the product, and multiplying the remainder by the number of shares underlying the option granted.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth information concerning options exercised by each of the named executive officers during the year ended June 30, 2000 and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2000. No stock appreciation rights were exercised during fiscal 2000 by the Named Executive Officers or were outstanding at year end.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                            SHARES UNDERLYING           VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             SHARES                       AT FISCAL YEAR END(2)          AT FISCAL YEAR END
                            ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                       ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   -----------   -----------   -------------   -----------   -------------
H. Christopher
  Whittle(3).............    725,000(4)  $10,920,313    1,897,334      3,027,666     $5,654,647     $  573,478
Benno C. Schmidt, Jr. ...         --              --      743,556        291,500     15,319,815        710,531
Christopher D. Cerf......         --              --      212,500        288,000      3,824,844      3,135,600
James L. Starr...........         --              --      118,116         56,884      1,667,596        740,451
John E. Chubb............         --              --      180,410        120,000      3,732,232        292,500

---------------
(1) Represents the difference between the exercise price and the last sales price of the Class A Common Stock on the date of exercise.

(2) Of the shares indicated as being exercisable under these options, 90% were Class A Common Stock and 10% were Class B Common Stock.

(3) Includes options held by WSI Inc., a corporation of which Mr. Whittle is the President and sole stockholder.

(4) Represents 652,500 shares of Class A Common Stock and 72,500 shares of Class B Common Stock.

     The value of unexercised in-the-money options at fiscal year-end has been calculated on the basis of $23.19, which was the last sales price per share of the Class A Common Stock on June 30, 2000, as reported on the Nasdaq National Market, less the per-share exercise price.

EMPLOYMENT AGREEMENTS

     The Company and H. Christopher Whittle entered into an agreement in July 1999 in which the Company agreed to employ Mr. Whittle through June 30, 2004 at a annual base salary of $320,366 and subject to annual increases of 8% or more for successful achievement of the Company's fiscal year business plan. This agreement replaced Mr. Whittle's prior employment agreement from March 1997, as amended in December 1997. Mr. Whittle received base compensation of $309,545 during fiscal 2000. Under this agreement, Mr. Whittle is eligible to receive an annual bonus of up to 50% of his current base salary. The Company has also agreed to maintain long-term disability insurance and term life insurance in the amount of $800,000 for Mr. Whittle's benefit. If the Company terminates Mr. Whittle's employment without cause or if Mr. Whittle terminates his employment for "good reason," Mr. Whittle will receive as severance pay his then current base salary and his maximum permitted bonus for the then current year for two years following the effective date of his termination. If the Company terminates Mr. Whittle for cause, he is entitled to receive his base salary only through the effective date of termination. If Mr. Whittle terminates the relationship without good reason, he is entitled to receive his then current base salary for twelve months following the effective date of his termination less any amount he earns as a result of new employment. In addition, if Mr. Whittle terminates his employment without good reason prior to July 1, 2002, the Company's loans to him to exercise stock options will become due. Under this agreement, "good reason" is defined as Mr. Whittle's assignment to materially less significant duties, the Company's failure to reappoint Mr. Whittle to his then current position or the Company's failure to perform the Company's material obligations under this agreement. Mr. Whittle has agreed not to compete against the Company during the term of his employment and for one year thereafter and not to solicit the employment or other services of any of the Company's executive employees for one year after his termination. For more information on the Company's loans to Mr. Whittle in connection with his exercise of stock options, see "Certain Transactions -- Loans to Executives."

     The Company and Benno C. Schmidt, Jr. entered into an agreement in June 2000 in which the Company agreed to employ Mr. Schmidt until June 2003, with an annual base salary of $298,080 and subject to annual increases or decreases at the same time and in the same amount as the Company's Chief Executive Officer. This agreement replaced Mr. Schmidt's prior employment agreement from March 1997, as amended in December 1997, which expired in June 2000. Mr. Schmidt received base compensation of $309,545 during fiscal 2000. The agreement provides that beginning in fiscal 2001 Mr. Schmidt may also receive incentive bonuses at the discretion of the Board of Directors. Under Mr. Schmidt's previous agreement, beginning with fiscal 1998 he was eligible for an annual bonus of up to 50% of his then current base salary. Under the agreement, the Company maintains term life insurance in the amount of $5.0 million for Mr. Schmidt's benefit. If the Company terminates Mr. Schmidt's employment without cause or if Mr. Schmidt terminates his employment for "good reason," Mr. Schmidt will receive as severance pay his then current base salary and the bonus he earned from the prior fiscal year for one year following the effective date of termination. The provisions in Mr. Schmidt's employment contract concerning termination of Mr. Schmidt's employment by the Company for cause are the same as Mr. Whittle's described above, except the Company has also agreed to pay Mr. Schmidt a lump sum of $3.2 million if he is terminated for any reason except death, though this amount may be used to offset any outstanding balance on two loans the Company has made to Mr. Schmidt. The Company also agreed to purchase from Mr. Schmidt the minimum amount of the Company's stock necessary to provide Mr. Schmidt with enough money to pay the taxes associated with the lump sum payment. The Company will be unable to claim a deduction for a portion of this lump sum if the Company pays the lump sum to Mr. Schmidt in connection with the termination of his employment due to a change in control of the Company. For more information on the Company's loans to Mr. Schmidt, see "Certain Transactions -- Loans to Executives." Mr. Schmidt has agreed not to compete against the Company during the term of his employment and for one year thereafter.

     The Company and Christopher D. Cerf entered into an agreement in July 1999 in which the Company agreed to employ Mr. Cerf until June 2002 with an annual base salary of $240,000. The agreement is annually renewable for successive one-year terms. This agreement superceded Mr. Cerf's prior employment agreement from June 1997. Mr. Cerf received base compensation of $247,804 during fiscal 2000. Beginning with fiscal 2000, Mr. Cerf is eligible for an annual bonus of up to 50% of his base salary based on the Company's achievement of specified academic and financial performance goals. Under this agreement, Mr. Cerf received a bonus of $50,000 in August 2000, as well as reimbursement of certain documented expenses, in connection with his relocation to New York City. The Company also agreed to maintain long-term disability insurance and term life insurance in the amount of $800,000 for Mr. Cerf's benefit. If Mr. Cerf is terminated without cause, he is entitled to receive his base salary for twelve months following the effective date of his termination less any amount he earns during the last six months of this period as a result of new employment. If Mr. Cerf is terminated for cause, he is entitled to receive his base salary only through the effective date of termination. Mr. Cerf has agreed not to compete against the Company during his term of employment and for one year thereafter.

     The Company and James L. Starr entered into an agreement in April 1998, in which the Company agreed to employ Mr. Starr until April 2001 at an annual base salary of $225,000. The agreement is annually renewable for successive one-year terms. Mr. Starr received base compensation of $244,350 during fiscal 2000. Mr. Starr is eligible to receive a bonus of up to 33% of his base salary each fiscal year based upon the reasonable achievement of annual objectives, as well as an additional $12,500 bonus on each of the first four anniversaries of his employment. Mr. Starr received relocation expense reimbursement upon his relocation to the New York City area. The Company also agreed to maintain long-term disability insurance and term life insurance in the amount of $300,000 for Mr. Starr's benefit. If Mr. Starr is terminated without cause, he is entitled to receive his base salary for six months following the effective date of his termination. If Mr. Starr is terminated for cause, he is entitled to receive his base salary only through the effective date of his termination. Mr. Starr has agreed not to compete against the Company during the term of his employment and for one year thereafter.

     The Company and John E. Chubb entered into an agreement in March 1995, in which the Company agreed to employ Mr. Chubb with an annual base salary of $200,000. Mr. Chubb received base compensation of $233,532 during fiscal 2000. This agreement also provided for a one-time cash transition payment of $110,000 to Mr. Chubb. In June 2000, the Board of Directors increased Mr. Chubb's base salary to $240,000 and made him eligible to receive a bonus of up to $100,000 beginning with fiscal 2001. If Mr. Chubb is terminated without cause, he is entitled to receive as severance pay his base salary for six months following the effective date of his termination less any amount he earns as a result of new employment. If Mr. Chubb is terminated for cause, he is entitled to receive his base salary only through the effective date of termination. Mr. Chubb has agreed not to compete against the Company during his term of employment and for one year thereafter.

CERTAIN TRANSACTIONS

  LOANS TO EXECUTIVES

     Mr. Schmidt borrowed $1.6 million from the Company on June 5, 1992 and $200,000 from the Company on January 23, 1996, as evidenced by promissory notes. The promissory notes were amended in October 1999 to provide that they bear interest at a rate equal to the prime rate in effect from time to time, and that all principal and accrued interest is due on the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with the Company. Prior to this amendment, the notes bore interest at an annual compound rate of 5.83% and all principal and accrued interest payable under the notes was due on the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with the Company. The loans are recourse and are secured by a life insurance policy on Mr. Schmidt. The amount due from Mr. Schmidt under this loan may be offset by the Company against the amount owed by the Company to Mr. Schmidt under his severance agreement. The loans do not require periodic interest or principal payments, and Mr. Schmidt has not made any payments of interest or principal to date. The balance of principal and interest outstanding under these loans was $1.8 million and $1.0 million, respectively, as of September 30, 2000. Mr. Schmidt is the Company's Chairman of the Board of Directors.

     Mr. Whittle borrowed $6.6 million from the Company on November 15, 1999 and $1.2 million from the Company on April 13, 2000. The loans represented the total amount required for Mr. Whittle to purchase the shares upon exercise of his March 1997 option to purchase 270,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock at $3.00 per share and his December 1997 option to purchase 382,500 shares of Class A Common Stock and 42,500 shares of Class B Common Stock at $3.00 per share and to pay any related income tax obligations. The Company has also agreed to loan Mr. Whittle any additional amount necessary to pay any additional taxes or tax penalties incurred by him in connection with his purchase of the shares. The loans are collateralized by the shares and bear interest at the greater of the prime rate or the Company's actual borrowing rate, if any, from time to time, with payment of the principal amount and accrued interest on the November 1999 loan due in full in November 2004 and payment of the principal amount and accrued interest on the April 2000 loan due in full in April 2005. The balance of principal and interest outstanding under these loans was $7.9 million and $656,000, respectively, as of September 30, 2000. Mr. Whittle is the Company's President and Chief Executive Officer and one of the Company's directors. See "Option Amendments" below for a discussion of amendments to these options.

     Manuel J. Rivera, the Company's Chief Development Officer, borrowed $100,000 from the Company on June 9, 2000, as evidenced by a promissory note. The note is unsecured and bears interest at an annual rate of 11.5%. The note is due on July 1, 2003. The balance of principal and accrued interest under this loan was $100,000 and $3,592.95, respectively, as of September 30, 2000.

     Tonya G. Hinch, the Company's Executive Vice President, School Operations Division, borrowed $100,000 from the Company on July 5, 2000 as evidenced by a letter agreement. The loan does not bear interest and is due June 30, 2003. The loan is recourse only to the net proceeds to Ms. Hinch from the sale of shares of the Company's Class A Common Stock and Class B Common Stock acquired by Ms. Hinch through the exercise of employee stock options.

  PAYMENT TO EXECUTIVE

     The Company made payments of $100,000 in each of May 2000 and August 2000 to Global Lyceum, Inc., a corporation controlled by Reverend Flake. The payments were made as compensation for expenses incurred by Global Lyceum, as an inducement to Global Lyceum not to compete with the Company for five years, and to release Reverend Flake and two associates from obligations owed to Global Lyceum. Reverend Flake is the President of Edison Charter Schools.

  MANAGEMENT AGREEMENT WITH WSI INC.

     On March 15, 1995,the Company entered into a five-year management agreement with WSI Inc. to provide the Company with professional services, including those of Mr. Whittle, and cover all related expenses for a fixed annual fee of $275,000, paid monthly. WSI beneficially owns 3,291,431 shares of Class A Common Stock and 518,395 shares of Class B Common Stock. In November 1996, a lump sum payment of $500,000 was made to WSI in lieu of all further fixed fee payments. The agreement was amended March 1, 1997 to provide only for the payment of fees and expenses specifically approved by the Board of Directors. Under this agreement, the Company paid WSI $141,400 in fiscal 1996, $867,619 in fiscal 1997, $65,123 in fiscal 1998, $2,762 in fiscal 1999 and $3,377 in fiscal 2000.
These payments represent reimbursements of Mr. Whittle's and WSI's expenses incurred in connection with marketing efforts on behalf of the Company, including staff, office, travel and secretarial expenses, during the period from March 1995 to March 1997 when he was not an employee of the Company. The Company no longer pays WSI for Mr. Whittle's services. Pursuant to this agreement, WSI was also granted options to purchase 382,500 shares of Class A Common Stock and 42,500 shares of Class B Common Stock at an exercise price of $20.00 per share and 450,000 shares of Class A Common Stock and 50,000 shares of Class B Common Stock at an exercise price of $40.00 per share. Mr. Whittle, the Company's President and Chief Executive Officer and one of the Company's directors, is also the President and sole stockholder of WSI. See "- Option Amendments" below for a discussion of subsequent amendments to these options.

  OPTION AMENDMENTS

     In June 1999, the Company amended substantially all of the Company's then-existing employee stock options to, among other things, (1) extend the exercise period through the tenth anniversary of the date of grant, (2) eliminate provisions prohibiting transfers of the shares purchased upon exercise and (3) eliminate provisions requiring exercise only in full and only on the first day of the Company's fiscal year. Among the options amended were the following options held by the Company's executives:

                                                                     CLASS A        CLASS B
                                        OPTION                       COMMON         COMMON
                                        GRANT      OPTION PRICE       STOCK          STOCK
NAME                                     DATE       PER SHARE      PURCHASABLE    PURCHASABLE
----                                   --------    ------------    -----------    -----------
H. Christopher Whittle...............    3-1-97       $ 3.00         270,000        30,000
                                       12-15-97         3.00         382,500        42,500
Benno C. Schmidt, Jr.................   3-15-95         2.50         556,700        61,856
                                       12-15-97         3.00         112,500        12,500
Christopher D. Cerf..................   6-15-97         3.00         146,250        16,250
James L. Starr.......................   4-20-98         8.00         123,750        13,750
John E. Chubb........................   3-15-95         2.50         162,369        18,041
Laura K. Eshbaugh....................   5-15-98         2.50          31,500         3,500
                                        5-15-98         8.00          90,000        10,000
Kathleen M. Hamel....................  12-14-95         2.50           8,253           917
                                         5-5-98         2.50           9,747         1,083
                                         5-5-98         3.00           2,250           250
                                         5-5-98         8.00          11,250         1,250
                                        10-1-98        12.30           2,250           250
Deborah M. McGriff...................   3-15-95                         2.50        37,139
                                         5-5-98         8.00          53,100         5,900
Manuel J. Rivera.....................   3-15-95         2.50          69,588         7,732
                                       12-15-97         3.00          65,412         7,268

     Kathleen M. Hamel is Executive Vice President, Whole District Partnerships. Deborah M. McGriff is President of Edison Teachers' Colleges.

     With respect to the options of Mr. Whittle and Mr. Cerf shown above, the Company also amended the options to provide that they were immediately fully vested. Prior to this action, (1) Mr. Whittle's March 1997 option was vested as to 77% of the shares, (2) Mr. Whittle's December 1997 option vested upon its tenth anniversary, subject to acceleration upon an initial public offering at a price of at least $16.00 per share, and (3) Mr. Cerf's option was vested as to 71% of the shares.

     In July 1999, the Company amended other options held by Mr. Whittle and WSI to, depending upon the option, (1) extend the exercise period through the tenth anniversary of the date of grant and (2) modify the vesting provisions. The following table summarizes these amendments:

            CLASS A        CLASS B
OPTION      COMMON         COMMON                                        VESTING
GRANT        STOCK          STOCK       EXERCISE    --------------------------------------------------
 DATE     PURCHASABLE    PURCHASABLE     PRICE               PRIOR                     AMENDED
------    -----------    -----------    --------    -----------------------    -----------------------
3-95..       382,500        42,500       $20.00              100%                       100%
3-95..       450,000        50,000       $40.00               90%                        90%
12-97...     675,000        75,000       $16.00     10 years, subject to       10 years, subject to
                                                    acceleration if shares     acceleration upon IPO
                                                    trade at $32               or change in control
12-97...   1,125,000       125,000       $32.00     10 years, subject to       10 years, subject to
                                                    acceleration if shares     acceleration if shares
                                                    trade at $64               trade at $50 or higher
                                                                               for 90 days or upon
                                                                               change in control

     In addition, the options which were not fully vested were amended to provide that vesting accelerates fully, if the Company's Common Stock is then trading at specified levels, upon termination of Mr. Whittle's employment by the Company without cause or by him with good reason, upon his death or disability or upon a change in control of the Company.

     After the June and July 1999 amendments, all of the Company's then outstanding employee stock options had been amended.

  INVESTMENT IN APEX ONLINE LEARNING INC.

     In July 1999, the Company acquired a 16.5% ownership interest in APEX Online Learning Inc. for $5.0 million. The Company was obligated to invest up to an additional $5.0 million in APEX in the future, if a third party were to invest in APEX. In December 1999, the Company invested all of the additional $5.0 million, increasing the Company's ownership interest at that time to 19.7%.
H. Christopher Whittle, the Company's President and Chief Executive Officer and a director, served on APEX's Board of Directors from July 1999 to June 2000. Vulcan Ventures Incorporated, one of the Company's stockholders, is a significant stockholder of APEX. One of the Company's former directors served as Vice President of Vulcan as well as Chairman of the Board of Directors of APEX. Vulcan owns 2,195,123 shares of the Company's Class A Common Stock and 243,904 shares of the Company's Class B Common Stock. Through its ownership of one share of Series I Common Stock, Vulcan had the right to elect one representative to the Company's Board of Directors. This right terminated upon completion of the Company's initial public offering in November 1999. Vulcan's representative subsequently resigned from the Company's Board of Directors.

  STOCK PURCHASES BY AFFILIATES AND RELATED MATTERS

     In June 1999 and July 1999, the Company issued shares of Series F Convertible Preferred Stock to certain of the Company's existing stockholders and several new investors at a price of $6.15 per share. In the same transaction, the Company issued 800,000 shares of Non-Voting Series G Convertible Preferred Stock to UBS Capital XV LLC and one share of Series I Common Stock to Vulcan Ventures Incorporated at a price of $6.15 per share. Upon completion of the Company's initial public offering in November 1999, each share of Series F Convertible Preferred Stock, Non-Voting Series G Convertible Preferred Stock and Series I Common Stock converted automatically into 0.45 shares of Class A Common Stock and 0.05 shares of Class B Common Stock.

     Vulcan Ventures Incorporated, through its ownership of the share of Series I Common Stock, was entitled prior to the Company's initial public offering to elect one representative to the Board of Directors. This right terminated upon completion of the Company's initial public offering in November 1999, and the representative of the holder of Series I Common Stock subsequently resigned from the Board of Directors.

     Shares sold to affiliates in the first investment installment in June 1999:

                                                       NUMBER OF SHARES
                                                         OF SERIES F
NAME OF INVESTOR                                       PREFERRED STOCK
----------------                                       ----------------
J.P. Morgan Investment Corporation...................        395,280
Sixty Wall Street SBIC Fund, L.P.....................         98,820
Investor Investments AB..............................        494,100
WEG VII L.P..........................................        441,069
UBS Capital XV LLC...................................      1,773,098
WEG VI L.P...........................................        446,011
Leeds II L.P.........................................        227,111

     Mr. Whittle, the Company's President, Chief Executive Officer and a director, is the President and sole stockholder of WSI Inc., which controlled and was the general partner of each of WEG VI L.P. and WEG VII L.P. prior to their termination in May 2000. Mr. Delaney, one of the Company's directors, was President of UBS Capital LLC, which was the managing member of UBS Capital XV LLC prior to its termination in August 1999. Mr. Leeds, one of the Company's directors, was affiliated with Leeds II L.P. prior to its termination in May 2000.

     Shares sold to affiliates in the second investment installment in July
1999:

                                                       NUMBER OF SHARES
                                                         OF SERIES F
NAME OF INVESTOR                                       PREFERRED STOCK
----------------                                       ----------------
WEG V L.P............................................        149,304
WEG VII L.P..........................................         75,714
Leeds III L.P........................................        310,457
J.P. Morgan Investment Corporation...................        244,419
Sixty Wall Street SBIC Fund, L.P.....................        114,413
Investor Investments AB..............................        358,832
Vulcan Ventures Incorporated.........................      4,878,048

     One of the Company's former directors was Vice President of Vulcan Ventures Incorporated. Mr. Whittle, the Company's President, Chief Executive Officer and a director, is the President and sole stockholder of WSI Inc., which was the general partner of WEG V L.P. prior to its termination in May 2000. Mr. Leeds, one of the Company's directors, was affiliated with Leeds III L.P. prior to its termination in May 2000.

     In the transactions constituting the June 1999 financing, WEG V L.P., WEG VI L.P. and WEG VII L.P., all of which were affiliated with WSI Inc., purchased an aggregate of 1,112,098 shares of Series F Convertible Preferred Stock, representing 10.4% of the shares of Series F Convertible Preferred Stock issued in these transactions. In addition, J.P. Morgan Investment Corporation and Sixty Wall Street SBIC Fund, L.P., both of which are affiliated with J.P. Morgan Securities Inc., purchased an aggregate of 852,932 shares of Series F Convertible Preferred Stock, representing 7.9% of the shares of Series F Convertible Preferred Stock issued in these transactions.

     In connection with the above transactions relating to purchases of various classes of the Company's equity securities, on July 2, 1999, the Company entered into a Third Amended and Restated Shareholders Agreement with the Company's then-current stockholders. The Shareholders Agreement provides registration rights for such stockholders. The Shareholders Agreement also generally permits such stockholders to have their shares of Common Stock included in any proposed sale by any other party to such Shareholders' Agreement, if the proposed sale involves more than 5% of the aggregate number of the then outstanding shares of Common Stock. This right to participate in certain sales terminates on November 17, 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report addresses the compensation policies of the Company applicable to its officers during fiscal 2000. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In fiscal 2000, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

  OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program is designed to promote the following objectives:

     - To recognize and reward exceptional performance by the Company's executives.

     - To provide incentives for high levels of current and future performance.

     - To align the objectives and rewards of the Company's executives with those of the stockholders of the Company.

     The Committee believes an executive compensation program that achieves these objectives will properly motivate and compensate the Company's current officers as well as enable the Company to attract other officers who may be needed by the Company in the future.

  EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits and the Company's 401(k) savings plan.

     BASE SALARY. At the beginning of each year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. Salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by specific objectives.

     ANNUAL INCENTIVE COMPENSATION. The Company's executive bonus program is designed to provide its senior executive officers with cash incentives to achieve the Company's financial and student achievement goals. At the beginning of each year, the Committee establishes target annual bonuses for each executive officer, based on recommendations made by the Company's Chief Executive Officer, which the executive will receive if his or her targeted objectives for the year are achieved. Cash bonuses are paid annually. For fiscal 2000, estimated annual cash bonuses for the Named Executive Officers totaled $140,000. Messrs. Whittle and Schmidt elected not to participate in the executive bonus program for fiscal 2000.

     LONG-TERM EQUITY INCENTIVES. The Company's stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of employees. The size of an executive's option grant is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Executive stock options typically vest over a five-year period, based partially on tenure and partially on specified measurements of the annual performance of the Company and/or the executive, to encourage continued employment by the Company. In fiscal 2000, all stock options were granted at an option price equal to the fair market value of the Class A Common Stock on the date of the grant.

  BENEFITS

     The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) retirement savings plan on the same basis as other full-time employees of the Company. The amount of perquisites, as determined in accordance with the rules of the Securities and

Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for fiscal 2000 for any of the Named Executive Officers.

  SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In fiscal 2000, Mr. Whittle, the Company's Chief Executive Officer, received base compensation of $309,545. Mr. Whittle elected not to participate in the executive bonus program for fiscal 2000.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

                                          JOHN W. CHILDS
                                          ROBERT FINZI
                                          JEFFREY T. LEEDS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Childs, Finzi and Leeds. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company. See "Certain Transactions" for a description of certain relationships and transactions between the Company and affiliates of Mr. Leeds.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Class A Common Stock of the Company from November 17, 1999 (the first trading date following the Company's initial public offering) to June 30, 2000 with the cumulative total return of (i) U.S. companies listed in the Standard & Poors 500 (the "S&P 500 Index") and (ii) a peer group, selected by the Company, consisting of companies that provide various educational services (the "Peer Group"). The Peer Group is composed of Apollo Group, Inc., Career Education Corporation, Corinthian Colleges, Inc., DeVry Inc., Education Management Corporation, ITT Educational Services, Inc., Nobel Learning Communities, Inc., and Sylvan Learning Systems, Inc. (the "Peer Index"). This graph assumes the investment of $100.00 on November 17, 1999 in the Company's Class A Common Stock, the S&P 500 Index and the Peer Index, and assumes any dividends are reinvested.

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*

           AMONG EDISON SCHOOLS INC., THE S&P INDEX AND A PEER GROUP

                                  [LINE GRAPH]

                                                   EDISON SCHOOLS INC.               S&P 500                   PEER GROUP
                                                   -------------------               -------                   ----------
Nov 99                                                   100.00                      100.00                      100.00
Dec 99                                                    87.50                      108.04                       93.16
Mar 00                                                   109.03                      110.52                      121.85
Jun 00                                                   128.82                      107.58                      120.36

PROPOSAL 2 -- APPROVAL OF AMENDMENT TO 1999 STOCK INCENTIVE PLAN AND APPROVAL OF
                THE CONTINUANCE OF THE 1999 STOCK INCENTIVE PLAN

     On October 20, 2000, the Board of Directors adopted a resolution, subject to stockholder approval, to approve an amendment (the "Amendment") to the 1999 Plan to increase the total number of shares of Class A Common Stock authorized for issuance thereunder from 2,500,000 shares to 4,500,000 shares.

     The Board has adopted the Amendment because it believes that the number of shares currently available under the 1999 Plan will not be sufficient to satisfy the Company's incentive compensation needs through fiscal 2001. The Board of Directors believes that continued grants of stock options, as well as grants of restricted stock and other stock-based awards, will be an important element in attracting and retaining the employees who will be necessary for the Company's growth and success.

     As of June 30, 2000, approximately 1,100,000 shares of Class A Common Stock were available for issuance under the 1999 Plan.

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to the corporation's chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation if, among other things, the option was issued under a plan approved by the stockholders, which plan provides a limit on the number of shares that may be issued under the plan to any individual.

     In order for options and restricted stock granted under the 1999 Plan, as amended by the Amendment, to comply with Section 162(m) after the Annual Meeting, the continuance of the plan must be approved by the stockholders. If the stockholders do not approve the continuance of the 1999 Plan, the Company will not grant any future options or make any further restricted stock awards under the 1999 Plan.

SUMMARY OF THE 1999 PLAN

     The following is a summary of the material provisions of the 1999 Plan.

  DESCRIPTION OF AWARDS

     The 1999 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), options not intended to qualify as incentive stock options ("non-statutory stock options"), restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Class A Common Stock and the grant of stock appreciation rights. Generally, awards under the 1999 Plan are not assignable or transferable except by will or the laws of descent and distribution.

     INCENTIVE STOCK OPTIONS AND NON-STATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Class A Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to, or greater than the fair market value of the Class A Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Class A Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company or its parent or subsidiary corporations). Incentive stock options may not be granted for a term in excess of ten years (or more than five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company or its parent or subsidiary corporations). Payment for Class A Common Stock upon exercise of incentive stock options and non-statutory stock options may be made (i) in cash or by check, payable to the order of the Company; (ii) except as the Board of Directors may otherwise provide in a particular option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; (iii) by delivery of shares of Class A Common Stock valued at their fair market value as determined by the Board of Directors in good faith and owned by the participant for at least six months;
(iv) to the extent permitted by the Board of Directors (a) by delivery of a promissory note of the participant to the Company on terms determined by the Board of Directors or (b) by payment of such other lawful consideration as the Board may determine; or (v) through any combination of the foregoing methods of payment.

     RESTRICTED STOCK AWARDS. Restricted stock awards entitle recipients to acquire shares of Class A Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable awards are not satisfied prior to the end of the applicable restriction period established for such award.

     OTHER STOCK-BASED AWARDS. Under the 1999 Plan, the Board of Directors has the right to grant other awards based upon the Class A Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Class A Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors of, and consultants and advisors to the Company and its subsidiaries (and any individuals who have accepted an offer for employment) are eligible to be granted awards under the 1999 Plan. Under present law, however, incentive stock options may be granted only to employees. The maximum number of shares with respect to which awards may be granted to any participant under the 1999 Plan may not exceed 1,000,000 shares per calendar year.

     As of June 30, 2000, the Company had 202 full-time headquarters employees and 10 non-employee directors. In addition, 62 principals, approximately 2,000 teachers and approximately 1,600 members of administrative staff and management worked in the Company's schools at the end of the 1999-2000 school year. All full-time headquarters employees and non-employee directors were eligible to participate in the 1999 Plan, and except in location where governmental or other restrictions were applicable, most of those people working full time in the Company's schools were eligible to participate in the 1999 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future award recipients. From the initial adoption of the 1999 Plan through June 30, 2000, the Company granted the following options to the individuals and groups listed below:

                                                                                        TOTAL
                                                                          WEIGHTED      SHARES
                                                                          AVERAGE     SUBJECT TO
                                                                          EXERCISE      OPTION
NAME OF INDIVIDUAL                            TITLE/POSITION               PRICE        GRANTS
------------------                            --------------              --------    ----------
H. Christopher Whittle............  President and Chief Executive          $20.75       100,000
                                    Officer, Director and Director
                                      Nominee
Benno C. Schmidt, Jr. ............  Chairman of the Board of Directors      20.75       291,500
                                      and Director Nominee
Christopher D. Cerf...............  Chief Operating Officer and                --            --
                                    Director Nominee
James L. Starr....................  Chief Financial Officer and                --            --
                                    Executive Vice President
John E. Chubb.....................  Chief Education Officer and             20.75       120,000
                                    Executive Vice President
John W. Childs....................  Director and Director Nominee              --            --
Joan Ganz Cooney..................  Director Nominee                           --            --
Ramon C. Cortines.................  Director and Director Nominee              --            --
Charles J. Delaney................  Director and Director Nominee              --            --
Reverend Floyd H. Flake...........  President of Edison Charter             21.31       150,000
                                    Schools and Director Nominee
Jeffrey T. Leeds..................  Director and Director Nominee              --            --
Jonathan Newcomb..................  Director Nominee                           --            --
William F. Weld...................  Director and Director Nominee              --            --
All current directors who are not
  executive officers, as a
  group...........................  NA                                         --            --
All current executive officers, as
  a group.........................  NA                                      20.77       846,500
All employees who are not
  executive officers, as a
  group...........................  NA                                      19.68       553,189

     On October 20, 2000, the last reported sale price of the Company's Class A Common Stock on the Nasdaq National Market was $29.875 per share.

ADMINISTRATION

     The 1999 Plan is administered by the Compensation Committee. Subject to the provisions of the 1999 Plan, the Compensation Committee has the authority to select the persons to whom awards are granted and determine the terms of each award, including (i) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Class A Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors may delegate to one or more executive officers of the Company the power to make awards and exercise such other powers as the Board may determine, subject to certain limitations.

     The Compensation Committee may amend, modify or terminate any outstanding award, including without limitation, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a non-statutory stock option, subject to the participant's consent if such amendment, modification or termination would materially or adversely affect the participant. The Compensation Committee may also accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

     Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Class A Common Stock other than a normal cash dividend, the Board of Directors will make adjustments to the number and class of securities available under the 1999 Plan, the maximum number of shares with respect to which awards may be granted to any participant under the 1999 Plan, the number and class of security and exercise price subject to each outstanding option, the repurchase price subject to each outstanding restricted stock award, and the terms of each other outstanding stock-based award to the extent that the Board of Directors determines in good faith that such adjustments are necessary and appropriate.

     In the event of a proposed liquidation or dissolution of the Company, the Board of Directors shall upon written notice to the participants provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board of Directors may specify the effect of a liquidation or dissolution on any restricted stock award or other award granted under the 1999 Plan at the time of the grant of such award.

     In the event of an Acquisition Event (as defined in the 1999 Plan) or a written commitment by the Company with respect to an Acquisition Event, the Board of Directors is required to provide for outstanding options to be assumed or substituted for by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board will provide that all options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the participants before the consummation of such Acquisition Event. In addition, upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Class A Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Class A Common Stock subject to such restricted stock award. The Board will specify the effect of an Acquisition Event on any other stock-based award granted under the 1999 Plan at the time of the grant of such award.

     If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Class A Common Stock covered by such award will again be available for grant under the 1999 Plan, subject, however, in the case of incentive stock options to any limitations under the Code.

     The 1999 Plan will remain in effect until October 2009 (except that it will continue in effect as to equity-related securities outstanding on that date), unless earlier terminated by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1999 Plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1999 Plan and with respect to the sale of Class A Common Stock acquired under the 1999 Plan.

  INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  NON-STATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Class A Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

  RESTRICTED STOCK

     A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the Grant Date, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the Class A Common Stock at the time the award is granted over the purchase price paid for the Class A Common Stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the Class A Common Stock at the time of such lapse over the original purchase price paid for the Class A Common Stock. The participant will have a tax basis in the Class A Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized either at the time of the Section 83(b) Election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.

     Upon the disposition of the Class A Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Class A Common Stock and the participant's tax basis in the Class A Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a
Section 83(b) Election is not made, or on the day after the award is granted if a Section 83(b) Election is made.

  OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based award granted under the 1999 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying Class A Common Stock.

  TAX CONSEQUENCES TO THE COMPANY

     The grant of an award under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1999 Plan nor the sale of any Class A Common Stock acquired under the 1999 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including in connection with a restricted stock award or as the result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company's independent auditors since the Company's formation in 1992. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each of Reverend Floyd H. Flake, David A. Graff (Senior Vice President and General Counsel), Kathleen M. Hamel and Tonya G. Hinch were late in filing their initial Form 3 stating their beneficial ownership of equity securities of the Company. Each of H. Christopher Whittle, Benno C. Schmidt, Jr., John E. Chubb, David A. Graff, Kathleen M. Hamel and Tonya G. Hinch were late in reporting the grant to them by the Company of an option to purchase shares of Class A Common Stock.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     To be considered for inclusion in the proxy statement for the 2001 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at its principal executive offices at 521 Fifth Avenue, 15th Floor, New York, New York 10175, no later than the close of business on June 26, 2001.

     If a stockholder of the Company wishes to present a proposal directly at the 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2001 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                          By Order of the Board of Directors,

                                          /s/      LAURA K. ESHBAUGH
                                          --------------------------------------
                                                    Laura K. Eshbaugh
                                          Executive Vice President and Secretary

October 26, 2000

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                              EDISON SCHOOLS INC.

                           1999 STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of this 1999 Stock Incentive Plan (the "Plan") of Edison Schools Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2. ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Class A Common Stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. STOCK AVAILABLE FOR AWARDS

     (a) Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m).

5. STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion, by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

6.  RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(C) ACQUISITION EVENTS

          (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or
     (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable) exceeds (B) the aggregate exercise price of such Options.

          (3) Consequences of an Acquisition Event on Restricted Stock
     Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                          Adopted by the Board of Directors
                                          on October 4, 1999

                                          Approved by the Stockholders
                                          on October 26, 1999

                                AMENDMENT NO. 1
                                     TO THE
                           1999 STOCK INCENTIVE PLAN
                                       OF
                              EDISON SCHOOLS INC.

     The 1999 Stock Incentive Plan (the "Plan") of Edison Schools Inc. is hereby amended as follows (all capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

     1. The first sentence of Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

          "(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,500,000 shares of Common Stock."

     2. Except as aforesaid, the Plan shall remain in full force and effect.

                                          Adopted by the Board of Directors
                                          on October 20, 2000.

PROXY
Class A Common Stock
                              EDISON SCHOOLS, INC.
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 30, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE



   The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Laura K. Eshbaugh, David A. Graff and James L Starr, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of EDISON SCHOOLS INC. (The "Company") to be held on Thursday, November 30, 2000 at 10:00 a.m. at The Harvard Club, 27 West 44th Street, New York, New York, and any adjournments thereof, and there to vote an act upon the following matters proposed by the Company in respect of all shares of Class A Common Stock of the Company which the undersigned may be entitled to vote or act upon with all the powers the undersigned would possess if personally present.

   In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. Unless otherwise indicated below, the proxy holders are authorized to cumulate and distribute votes among the nominees for election as directors with respect to which authority is not withheld or, if the proxy is either not marked or is marked for all nominees, among all nominees. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1. To elect the following seven Directors for the ensuing year (except as marked below):

Christopher D. Cerf, Joan Gauz Cooney, Ramon C. Cortines,
Reverend Floyd H. Flake, Jonathan Newcomb,
Benno C. Schmidt, Jr., William F. Weld


[ ] FOR ALL NOMINEES
except as marked to the right)


[ ] WITHHOLD


(INSTRUCTIONS: To withhold a vote (except as for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)

_________________________________

(If you desire to allocate votes among the nominees, write the name(s) of the nominee(s) and the number of votes allocated to such nominee(s) in the space provided below. The total number of votes cast must not exceed SEVEN times the total number of shares of Class A Common Stock you hold.)

_________________________________

2. To approve (i) The continuance of the Company's 1999 Stock Incentive Plan and
(ii) an amendment to such Plan described in the Proxy Statement to which this proxy relates.

            [ ] FOR             [ ] AGAINST         [ ] ABSTAIN


3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.



            [ ] FOR             [ ] AGAINST         [ ] ABSTAIN


  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3, A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

                                               Dated: __________________ , 2000



                                               ________________________________
                                                          Signature


                                               ________________________________
                                                  Signature if held jointly


Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

PROXY
CLASS B COMMON STOCK


                               EDISON SCHOOLS INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 30, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Laura K. Eshbaugh, David A. Graff and James L Starr, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of EDISON SCHOOLS INC. (the "Company") to be held on Thursday, November 30, 2000 at 10:00 a.m. at The Harvard Club, 27 West 44th Street, New York, New York, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of Class B Common Stock of the Company which the undersigned may be entitled to vote or act upon with all the powers the undersigned would possess if personally present.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. Unless otherwise indicated below, the proxy holders are authorized to cumulate and distribute votes among the nominees for election as directors with respect to which authority is not withheld or, if the proxy is either not marked or is marked for all nominees, among all nominees. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1. To elect the following four Directors for the ensuing year (except as marked below): John W. Childs, Charles J. Delaney, Jeffrey T. Leeds, H. Christopher Whittle

[ ] FOR ALL NOMINEES
(except as marked to the right)

[ ] WITHHOLD

INSTRUCTIONS:

To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).

If you desire to allocate votes among the nominees, write the name(s) of the nominee(s) and the number of votes allocated to such nominee(s) in the space provided below. The total number of votes cast must not exceed FOUR times the total number of shares of Class B Common Stock you hold.

2. To approve (i) an amendment to the Company's 1999 Stock Incentive Plan described in the Proxy Statement to which this proxy relates and (ii) the continuance of such Plan, as amended.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

         [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3, A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

                                        Dated: ___________________________, 2000


                                        ________________________________________
                                                       Signature

                                        ________________________________________
                                               Signature if held jointly

                                        Note: Please sign exactly as name
                                        appears hereon. When shares are held by
                                        joint owners, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by authorized officer,
                                        giving full title. If a partnership,
                                        please sign in partnership name by
                                        authorized person, giving full title.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.